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                                    EXHIBIT 1

                             JOINT FILING AGREEMENT

We, the signatories of the statement on Schedule 13D filed with respect to the Subordinated Units of Pacific Energy Partners, L.P., to which this Agreement is attached, hereby agree this 31st day of March, 2005, that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) of the Securities Exchange Act of 1934.


                                    FIRST RESERVE GP X, INC.


                                    By: /s/ Thomas R. Denison
                                        ----------------------------------------
                                    Name:  Thomas R. Denison
                                    Title: Managing Director


                                    FIRST RESERVE GP X, L.P.
                                    By: First Reserve GP X, Inc., its general
                                        partner


                                    By: /s/ Thomas R. Denison
                                        ----------------------------------------
                                    Name:  Thomas R. Denison
                                    Title: Managing Director


                                    FIRST RESERVE PACIFIC HOLDINGS AIV, L.P.
                                    By: First Reserve GP X, L.P., its general
                                        partner
                                    By: First Reserve GP X, Inc., its general
                                        partner


                                    By: /s/ Thomas R. Denison
                                        ----------------------------------------
                                    Name: Thomas R. Denison
                                    Title: Managing Director